Exhibit 26 (g) vi. a. 1.

AMENDMENT

to the

AUTOMATIC YRT AGREEMENT

(“VUL QUOTA SHARE AGREEMENT”)

Dated: September 1, 1998

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY,

and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes referred to as the “Reinsured”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(the “Reinsurer”)

The Agreement is amended as follows effective September 1, 1998:

Article I, Paragraph D is deleted in its entirety and replaced with:

“The risk shall not have been submitted on a facultative basis to the Reinsurer or any other reinsurer within the last          years.”

All other terms and conditions of the Agreement not in conflict with the terms and conditions of this Amendment remain unchanged.

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Year Facultative Submission Amendment

IN WITNESS WHEREOF, the parties hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ George R. Zimmerman
	Peter G. Ferris, FSA, MAAA		George R. Zimmerman, JD, CLU, ChFC
	Second Vice President & Actuary		Director of Reinsurance

Date:	August 3, 2001	Date:	August 3, 2001

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ George R. Zimmerman
	Ed Jalowski		George R. Zimmerman, JD, CLU, ChFC
	Second Vice President & Actuary		Director of Reinsurance

Date:	August 3, 2001	Date:	August 3, 2001

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ George R. Zimmerman
	Ed Jalowski		George R. Zimmerman, JD, CLU, ChFC
	Second Vice President & Actuary		Director of Reinsurance

Date:	August 3, 2001	Date:	August 3, 2001

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ William J. Reifenberger	Witness:	/s/ Paul R. Bell
Title:	Director, Traditional Pricing	Title:	Senior VP

Date:	July 20, 2001	Date:	July 20, 2001

AMENDMENT to

All YRT Quota Share Treaties

Except

Automatic Reinsurance Agreement dated 3/1/96

(New ARC – SD63 and SL44)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(the “Reinsurer”)

As of effective date of the Agreement, the Ceding Company and the Reinsurer agree to amend the above-referenced Agreements as follows:

The term          shall be defined as 1) the         under this Agreement into a         or 2) the        .

         shall continue to be reinsured          under this Agreement          which shall not be reinsured under this Agreement.

         shall continue to be reinsured          under this Agreement          which shall not be reinsured under this Agreement provided, however, that in regard to          shall not be reinsured under this Agreement.

The term          shall be defined as: 1) the          under this Agreement        , or 2) the          under this Agreement        .

        shall not be reinsured under this Agreement.

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Amendment

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ Delmer F. Borah IV
	Peter G. Ferris		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	12/20/01	Date:	12/20/01

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	12/20/01	Date:	12/20/01

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	12/20/01	Date:	12/20/01

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ William J. Reifenberger	Witness:	/s/ Steve Pryde
Title:	Director, Traditional Pricing	Title:	VP of Business Operations

Date:	December 5, 2001	Date:	12/11/01

AMENDMENT to

All Agreements that Contain          in Article I

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, or

C.M. LIFE INSURANCE COMPANY

(Reinsured)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(Reinsurer)

Each Agreement will be amended as of its effective date as follows*:

Any reference to          contained in “Article I: Automatic Reinsurance” is deleted in its entirety.

All terms and conditions of these Reinsurance Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

*Explanation and Clarification

It is the intent of this Amendment to make the          of the Agreement consistent with the Reinsured’s normal underwriting practices and guidelines. Rather than having specific language in the Agreement referencing         , the normal underwriting practices and guidelines of the Reinsured (which includes         ) shall be relied upon to qualify a risk for automatic reinsurance as stated in Article I of the Agreement. This will eliminate the need for future Amendments regarding changes in the Reinsured’s underwriting practices.

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Amendment

IN WITNESS WHEREOF, this Amendment is executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ George R. Zimmerman_
	Peter G. Ferris		George R. Zimmerman
	Second Vice President and Actuary		Director of Reinsurance

Date:	9/5/2000	Date:	9/5/00

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Yek Soan Cheng FSA MAAA	Witness:	/s/ George R. Zimmerman
	Yek Soan S. Cheng		George R. Zimmerman
	Vice President		Director of Reinsurance

Date:	9/6/00	Date:	9/6/00

C.M. LIFE INSURANCE COMPANY

By:	/s/ Yek Soan Cheng FSA MAAA	Witness:	/s/ George R. Zimmerman
	Yek Soan S. Cheng		George R. Zimmerman
	Vice President		Director of Reinsurance

Date:	9/6/00	Date:	9/6/00

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ William J. Reifenberger	Witness:	/s/ Steve Pryde
Title:	Director, Pricing & PD	Title:	VP of Business Operations

Date:	August 17, 2000	Date:	8/22/00

AMENDMENT

to all

Reinsurance Agreements

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, or

CM LIFE INSURANCE COMPANY

hereinafter referred to as the Reinsured(s)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

hereinafter referred to as the Reinsurer

The Reinsureds and the Reinsurer, as parties to the above referenced reinsurance agreements, hereby agree to amend them as of January 1, 1999 as follows:

If a new Reinsured issues a policy that is considered to be a continuation of the original insurance          from a policy originally issued by another of the above three Reinsureds under the terms of a reinsurance agreement with the Reinsurer, then the new Reinsured will also be considered to be a party to that reinsurance agreement for purposes of the continuation of the original insurance clause.

All terms and conditions of these Reinsurance Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

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IN WITNESS WHEREOF, the Reinsured and Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Attest:	/s/ Delmer F. Borah
	Peter G. Ferris		Delmer F. Borah
	Second Vice President and Actuary		Second Vice President and Actuary

Date:	3/8/00	Date:	3/8/00

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Yek Soan Cheng FSA MAAA	Attest:	/s/ Ed Jalowski
	Yek Soan S. Cheng		Ed Jalowski
	Vice President		Assistant Vice President and Actuary

Date:	3/9/00	Date:	3/9/00

CM LIFE INSURANCE COMPANY

By:	/s/ Yek Soan Cheng FSA MAAA	Attest:	/s/ Ed Jalowski
	Yek Soan S. Cheng		Ed Jalowski
	Vice President		Assistant Vice President and Actuary

Date:	3/9/00	Date:	3/9/00

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ William J. Reifenberger	Attest:	/s/ Steve Pryde
Title:	Director, Pricing and Product Dev	Title:	VP of Business Operations

Date:	February 29, 2000	Date:	3/02/00

AMENDMENT to

VUL Quota Share (9/1/98)	Effective: January 1, 1999	LCR:

APT Quota Share (9/16/96)	Effective: January 1, 1999	LCR:

Enterprise Plus UL Quota Share (9/16/96)	Effective: January 1, 1999	LCR:

Automatic Reinsurance Cession (ARC) Quota Share (3/1/96)	Effective: January 1, 1999	LCR:

Reinsurance Agreements

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, or

CM LIFE INSURANCE COMPANY

hereinafter referred to as the Reinsured(s)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

hereinafter referred to as the Reinsurer

The Reinsureds and the Reinsurer, as parties to the above referenced reinsurance agreements, hereby agree to amend them as of the date shown above with reference to payment of claims by superceding anything in the treaties that is in conflict with the following:

The          for these treaties are shown above.         .

The Reinsured will consult with the          before         , shall be binding on the          Reinsurers. Such          by either the          or other         .

If a claim is         , the Reinsured will         . The Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Reinsured. In such case, the Reinsurer shall not share in any expense involved in such contest, compromise, or litigation, or in any reduction in claim resulting therefrom.

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All terms and conditions of these Reinsurance Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, the Reinsured and Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Attest:	/s/ Delmer F. Borah
	Peter G. Ferris		Delmer F. Borah
	Second Vice President and Actuary		Second Vice President and Actuary

Date:	3/27/00	Date:	3/27/00

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Yek Soan Cheng FSA MAAA	Attest:	/s/ Ed Jalowski
	Yek Soan S. Cheng		Ed Jalowski
	Vice President		Assistant Vice President and Actuary

Date:	3/28/00	Date:	3/28/00

CM LIFE INSURANCE COMPANY

By:	/s/ Yek Soan Cheng FSA MAAA	Attest:	/s/ Ed Jalowski
	Yek Soan S. Cheng		Ed Jalowski
	Vice President		Assistant Vice President and Actuary

Date:	3/28/00	Date:	3/28/00

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ William J. Reifenberger	Attest:	/s/ Steve Pryde
Title:	Director, Pricing & Product Dev	Title:	VP of Business Operations

Date:	March 20, 2000	Date:	3/21/00

AMENDMENT

to all

Reinsurance Agreements

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Of Springfield, Massachusetts,

MML BAY STATE LIFE INSURANCE COMPANY

Of Hartford, Connecticut,

CM LIFE INSURANCE COMPANY

Of Hartford, Connecticut

(the Reinsureds)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

Of

Denver, Colorado

(the Reinsurer)

Effective September 1, 1999, the corporate retention of the Reinsureds will be revised per the attached retention schedule.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties in duplicate:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Attest:	/s/ Delmer F. Borah
	Peter G. Ferris, FSA, MAAA		Delmer F. Borah
	Second Vice President & Actuary		Second Vice President and Actuary

Date:	3/8/00	Date:	3/8/00

CM LIFE INSURANCE COMPANY

By:	/s/ Yek Soan Cheng FSA MAAA	Attest:	/s/ Ed Jalowski
	Yek Soan Sy Cheng, FSA, MAAA		Ed Jalowski
	Vice President - Actuarial		Assistant Vice President & Actuary

Date:	3/9/00	Date:	3/9/00

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Yek Soan Cheng FSA MAAA	Attest:	/s/ Ed Jalowski
	Yek Soan Sy Cheng, FSA, MAAA		Ed Jalowski
	Vice President - Actuarial		Assistant Vice President & Actuary

Date:	3/9/00	Date:	3/9/00

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ William J. Reifenberger	Attest:	/s/ Steve Pryde
Title:	Director, Pricing and Product Dev	Title:	VP of Business Operations

Date:	February 29, 2000	Date:	3/02/00

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RETENTION LIMITS

[table deleted]

AMENDMENT to

Agreements that initially referenced          in Article I and that have an          Amendment that was executed in 2000

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes referred to as the “Reinsured”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(the “Reinsurer”)

Effective June 15, 2001.

This Amendment supercedes and replaces in its entirety the prior          Amendment to “Agreements that initially referenced          in Article I and that have an          Amendment that was executed in 2000”.

The Agreement is amended as follows:

For business issued before June 15, 2001, the Reinsurer shall reinsure          and issued under the Ceding Company’s normal underwriting guidelines.

For business issued on or after June 15, 2001, the Reinsurer shall reinsure risks issued under the Ceding Company’s normal underwriting guidelines,         .

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Amendment

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ George R. Zimmerman
	Peter G. Ferris		George R. Zimmerman JD, CLU, ChFC
	Second Vice President and Actuary		Director of Reinsurance

Date:	6/14/01	Date:	6/14/01

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ George R. Zimmerman
	Ed Jalowski, Second VP & Actuary		Director of Reinsurance

Date:	6/21/01	Date:	6/21/01

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ George R. Zimmerman
	Ed Jalowski, Second VP & Actuary		Director of Reinsurance

Date:	6/21/01	Date:	6/21/01

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ William J. Reifenberger	Witness:	/s/ Steve Pryde
Title:	Director, Traditional Pricing	Title:	VP of Business Operations

Date:	June 8, 2001	Date:	6/12/01

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Agreements with a prior              Amendment

SECURITY LIFE OF DENVER INSURANCE COMPANY

Automatic YRT Agreement (Variable Universal Life) – Effective 9/1/98

Automatic YRT Agreement (APT80) – Effective 9/16/96

Automatic YRT Agreement (APT80) – Effective 3/29/93

Automatic YRT Agreement (Term 10/Enhanced Term 10) – Effective 3/29/93

Automatic YRT Agreement – Effective 7/1/92

AMENDMENT to

Automatic Quota Share Agreements (excludes ARC and Auto Excess) Commencing 1982 and Later between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes referred to as the “Reinsured”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(the “Reinsurer”)

Effective June 15, 2001.

The Agreement is amended as follows:

The Reinsurer shall reinsure covered risks that have a net amount at risk         .

Risks that have been         , will remain         .

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NAR Amendment

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ George R. Zimmerman
	Peter G. Ferris		George R. Zimmerman JD, CLU, ChFC
	Second Vice President and Actuary		Director of Reinsurance

Date:	6/14/01	Date:	6/14/01

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ George R. Zimmerman
	Ed Jalowski, Second VP & Actuary		Director of Reinsurance

Date:	6/21/01	Date:	6/21/01

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ George R. Zimmerman
	Ed Jalowski, Second VP & Actuary		Director of Reinsurance

Date:	6/21/01	Date:	6/21/01

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ William J. Reifenberger	Witness:	/s/ Steve Pryde
Title:	Director, Traditional Pricing	Title:	VP of Business Operations

Date:	June 8, 2001	Date:	6/12/01

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IMPACTED TREATIES

SECURITY LIFE OF DENVER INSURANCE COMPANY

Automatic YRT Agreement (APT80) – Effective 7/1/92

Automatic YRT Agreement (Enterprise+ UL - Quota Share - Pool) – Effective 9/16/96

Automatic YRT Agreement (VUL - Pool) – Effective 9/1/98

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(the “Reinsurer”)

As of July 1, 2001, the Ceding Company (including “any” or “all” of the three (3) entities listed above) and the Reinsurer agree to amend the above-referenced Agreement(s) to include the following important language:

Gramm-Leach-Bliley Privacy Requirements

The Ceding Company is a “financial institution” as that term is used in Title V of the Gramm-Leach-Bliley Act. The Ceding Company and Reinsurer may, from time to time, come into possession of “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act. The “non-public personal information” may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care to maintain the confidentiality of the “non-public personal information” and shall not make any use of the “non-public personal information” beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they will not transfer information to a third party, except as provided in this Agreement and as permitted by Title V of the Gramm-Leach-Bliley Act, such permission including, but not limited to, disclosure of Information if required by applicable federal, state or local legal requirement, order of a court of competent jurisdiction, properly authorized civil, criminal or regulatory investigation, subpoena by federal, state or local authorities, or to the Ceding Company’s or Reinsurer’s affiliates in order to fulfill the terms of this Agreement. The Ceding Company and Reinsurer agree that the Reinsurer may need to transfer “non-public personal information” to third party reinsurers for the purpose of obtaining reinsurance on risks subject to this Agreement. The Reinsurer will obtain agreements from any such third party reinsurers (as long as the third party is willing to release such document) that require the third party reinsurers to use reasonable care to maintain the confidentiality of the “non-public personal information”.

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Gramm-Leach-Bliley Privacy Amendment

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ Delmer F. Borah IV
	Peter G. Ferris		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	7/19/02	Date:	7/19/02

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	7/19/02	Date:	7/19/02

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	7/19/02	Date:	7/19/02

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ William J. Reifenberger	Witness:	/s/ Steve Pryde
Title:	Executive Director & Senior Actuary	Title:	VP of Business Operations

Date:	July 3, 2002	Date:	7/10/02

ING Re

UNITED STATES OF AMERICA

Thomas L. Spurling

Head of Contracts & Chief Compliance Officer

November 20, 2003

Mr. Peter Ferns, EA, FSA, MAAA

Second Vice President & Actuary

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111-001

Re: Compliance with Applicable Law and Regulations

Dear Mr. Ferris:

As you are aware, there are a number of laws and regulations applicable to the business you issue and we reinsure. For example, the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) administers and enforces economic sanctions against countries, entities and groups of individuals, such as terrorists and narcotics traffickers that may threaten the security of our country. These sanctions allow for the blocking of assets and install trade restrictions to accomplish foreign policy and national security goals. Additionally, U.S. persons, including institutions, are restricted from transacting business and distributing assets to individuals and companies reflected on a list as published periodically by OFAC. Collectively, such individuals and companies are called “Specially Designated Nationals and Blocked Persons” or “SDNs.” Any property in which an SDN has an interest (such as a life insurance policy) shall be blocked.

Our reinsurance agreements are affected as OFAC takes the position that (a) reinsurance of a risk that cannot be insured under OFAC regulations is also a violation of OFAC regulations, since it represents “indirect” participation in a transaction that is prohibited; and (b) reinsurance treaties should exclude such a risk. In addition, a reinsurer is directly prohibited from participating in a transaction that would, on its own, violate any OFAC regulations.

901 Chestnut Hills Parkway • FI. Wayne, Indiana 46814

Telephone          • Cell

Fax          • E-mail

Security Life of Denver Insurance Company

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While we have installed processes designed to comply with US. laws and regulations, we rely on your company to comply with OFAC sanctions laws and serve as the first line defense against OFAC violations. In view of OFAC’s position, we believe we are not permitted to do business with any companies on the SDN list or with ties to prohibited countries, nor are we permitted to reinsure a risk on the SDN list or with ties to a prohibited country or provide payment of a death benefit that would provide a monetary benefit to a SDN or a prohibited country, including its citizens.

We also believe that ceding companies insuring non-US. lives present a slightly higher risk since the non-U.S. lives may be more prone to appear on the SDN list or be associated with a prohibited country. If our reinsurance agreements with you include coverage for non-U.S. lives, we have the following expectations to assist with our compliance with US. law:

•	A policy shall .

•	The ceding company shall .

•	A reinsured death claim shall .

We suggest you file a copy of this letter with each of your reinsurance agreements with us. Future agreements will include specific language to assure we are making best efforts to be in compliance with applicable laws and regulations. If you have questions with respect to OFAC or other related matters, please do not hesitate to contact          at         .

Sincerely,

/s/ T L Spurling
Thomas L. Spurling
Head of Contracts & Chief Compliance Officer

901 Chestnut Hills Parkway • Ft. Wayne. Indiana 46814

Telephone          • Cell

Fax          • E-mail          Security Life of Denver Insurance Company

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: September 1, 1998

Coverage: VARIABLE UNIVERSAL LIFE

Effective March 1, 2004, the Amendment effective date, the applicable sections of Schedule B - Reinsurance Limits of the above-referenced Agreement will be replaced with the following:

Basis of Reinsurance: The Reinsurer shall participate in a pool of reinsurers          for eligible plans.

Ceding Company’s Retention: The Ceding Company shall retain         % on eligible policies and          up to their maximum retention in Schedule I – Retention Limits, except for          on which the Ceding Company shall retain         % of such          up to their maximum retention in Schedule I – Retention Limits.

Reinsurer’s Share: The Reinsurer’s share shall be         % on eligible policies and         .

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged. IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8/7/08
Peter G. Ferris
Second Vice President & Actuary

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C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8/7/08
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8/7/08
Peter G. Ferris
Second Vice President & Actuary

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ Lonny Meewes	Date:	8/1/08
Print name:	Lonny Meewes
Title:	SVP

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ Joan M Paulter	Date:	8/1/08
Print name:	Joan Paulter
Title	VP

AMENDMENT

to the

AUTOMATIC YRT REINSURANCE AGREEMENT

(VUL)

EFFECTIVE SEPTEMBER 1, 1998

between

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY,

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(the “Reinsurer”)

This Amendment hereby terminates the reinsurance of new business on new lives with issue dates on or after November 1, 2004, the Amendment effective date, under the above treaty. All business inforce at that effective date shall remain reinsured hereunder until the termination, expiry, or          of the underlying policy on which the reinsurance is based.

All other terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Nov 24, 2004
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Date:	11/29/04
Ed Jalowski
Second Vice President & Actuary

Continued on Next Page

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MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Date:	11/29/04
Ed Jalowski
Second Vice President & Actuary

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ Lloyd Spencer, Jr	Date:	November 9, 2004
Lloyd Spencer
Head of Client Product Solutions

By:	/s/ J R Senn	Date:	Nov 15, 2004
Jim Senn
President, Individual Reinsurance